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                                                                     EXHIBIT 2.2



                               ARTICLES OF MERGER
                                    MERGING



                  ETG INTERNATIONAL, INC. (AN IOWA CORPORATION)

                                      INTO

                ETG INTERNATIONAL, INC. (A MINNESOTA CORPORATION)


         ARTICLES OF MERGER entered into this 20th day of September, 1994, by and between ETG International, Inc., an Iowa corporation and ETG International, Inc., a Minnesota corporation.


         THIS IS TO CERTIFY:


         FIRST: ETG International, Inc., a corporation organized and existing under the laws of the State of Iowa (hereinafter sometimes referred to as "ETG Iowa"), and ETG International, Inc., a corporation organized and existing under the laws of the State of Minnesota (hereinafter sometimes referred to as "ETG Minnesota"), agree that ETG Iowa shall be merged into ETG Minnesota. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.


         SECOND: ETG Minnesota shall survive the merger and shall continue under the name of ETG International, Inc.


         THIRD: The parties to the Articles of Merger are ETG International, Inc., a corporation organized under the laws of the State of Iowa and ETG International, Inc., a corporation organized and existing under the laws of the State of Minnesota.


         FOURTH: No amendment is made to the Articles of Incorporation of the surviving corporation as part of the merger.


         FIFTH: The Plan of Merger is as set forth in the Plan of Merger, attached hereto and incorporated herein by this reference.


         SIXTH: The Plan of Merger was duly authorized and approved by each party in the manner required by Chapter 302A of the Minnesota Business Corporation Act and by Chapter 490 of the Iowa Business Corporation Act.



         SEVENTH: On the date of the vote of the stockholders of ETG Iowa, the number and designation of shares of ETG Iowa outstanding, entitled to vote, and held by the only voting group of ETG Iowa, were 4,025,003 shares of Common Stock, no par value, of which 3,252,481 shares voted in favor of the Plan of Merger, and 1,600 shares voted against the Plan of Merger. No shares of any other class of stock or voting group were outstanding.


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         EIGHTH: On the date of the vote of the stockholders of ETG Minnesota, the number and designation of shares of ETG Minnesota outstanding, entitled to vote, and held by the only voting group of ETG Minnesota, were 1 00 shares of Common Stock, $.001 par value, of which 1 00 shares voted in favor of the Plan of Merger, and -0- shares voted against the Plan of Merger. No shares of any other class of stock or voting group were outstanding.


         NINETH: ETG Minnesota, the surviving corporation of the merger, hereby appoints the Secretary of State of the State of Iowa as the agent for service of process in any proceedings to enforce any obligation or the rights of dissenting shareholders of ETG Iowa.


         TENTH: ETG Minnesota agrees that it will promptly pay to the dissenting shareholders of ETG Iowa, the amount, if any, to which they are entitled under Division XIII of the Iowa Business Corporation Act.


         IN WITNESS WHEREOF, the parties to the merger have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by the respective presidents and witnessed or attested by their respective secretaries as of the 20th day of September, 1994. The undersigned certify that they are authorized to execute these Articles of Merger and that the information in these Articles of Merger is true and correct. The undersigned also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I had signed these Articles of Merger under oath.

ATTEST:                                       ETG INTERNATIONAL, INC.
                                              (a Minnesota Corporation)

___________________________                   ________________________________
Thomas C. Saylor, Secretary                   Robert T. Reddall, President


ATTEST:                                       ETG INTERNATIONAL, INC.
                                              (an Iowa Corporation)

___________________________                   ________________________________
Thomas C. Saylor, Secretary                   Robert T. Reddall, President

STATE OF __________        )
                           )ss.
COUNTY OF ________         )









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         The foregoing instrument was acknowledged before me this 20th day of
September, 1994, by Robert T. Reddall and Thomas C. Saylor, President and Secretary, respectively, of ETG International, Inc., an Iowa corporation, and by Robert T. Reddall and Thomas C. Saylor, President and Secretary, respectively, of ETG International, Inc., a Minnesota corporation.


         Witness my hand and official seal.


         My commission expires:

                                             _______________________________
                                             Notary Public

The name and telephone number of the person to be contacted if there is a question about the filing of these Articles of Merger is as follows:


                               Jon D. Sawyer             (303) 295-2355






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                             PLAN OF MERGER BETWEEN


                  ETG INTERNATIONAL, INC. (AN IOWA CORPORATION)


                                       AND


                ETG INTERNATIONAL, INC. (A MINNESOTA CORPORATION)


         PLAN OF MERGER made this 20th day of September, 1994, between ETG International, Inc., an Iowa corporation (hereinafter called "ETG Iowa"), and ETG International, Inc., a Minnesota corporation (hereinafter called "ETG Minnesota").


         WHEREAS, ETG Minnesota has an authorized capital stock consisting of 20,000,000 shares of Common Stock, $.00l par value, of which 100 shares have been issued and are now outstanding, and 5,000,000 shares of Preferred Stock, $.l0 par value, of which no shares are issued and outstanding; and


         WHEREAS, ETG Iowa has an authorized capital stock consisting of 20,000,000 shares of Common Stock, no par value, of which 4,025,003 shares have been issued and are outstanding, and 5,000,000 shares of Preferred Stock, $.10 par value, of which no shares are issued and outstanding; and


         WHEREAS, the Boards of Directors of ETG Iowa and of ETG Minnesota, respectively, deem it advisable and to the advantage and welfare of the two corporate parties and their respective shareholders that ETG Iowa merge with ETG Minnesota under and pursuant to the provisions of the Iowa Business Corporation Act and the Minnesota Business Corporation Act; and


         WHEREAS, the shareholders of ETG Iowa and ETG Minnesota, respectively, have approved the merger as required by the Iowa Business Corporation Act and the Minnesota Business Corporation Act.


         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:


         1. Merger. ETG Iowa shall be, and it hereby is, merged into ETG Minnesota.


         2. Effective Date. This Plan of Merger shall become effective immediately upon compliance with the laws of the States of Iowa and Minnesota, the time of such effectiveness being hereinafter called the Effective Date.


         3. Surviving Corporation. ETG Minnesota shall survive the merger herein contemplated aid shall continue to be governed by the laws of the State of Minnesota, but the separate corporate existence of ETG Iowa shall cease forthwith upon the Effective Date.


         4. Articles of Incorporation. The present Articles of Incorporation of ETG Minnesota shall be the Articles of Incorporation of' ETG Minnesota following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof



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and the laws of the State of Minnesota. There are no amendments to the present
Articles of Incorporation of ETG Minnesota proposed in connection with this merger.


         5. Bylaws. The present Bylaws of ETG Minnesota shall be the Bylaws of ETG Minnesota following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.


         6. Further Assurance of Title. If at any time ETG Iowa shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to ETG Minnesota any right, title or interest of ETG Iowa held immediately prior to the Effective Date, ETG Iowa and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in ETG Minnesota as shall be necessary to carry out the purposes of this Plan of Merger, and ETG Minnesota and the proper officers and directors thereof are fully authorized to take any and all such action in the name of the Company or otherwise.


         7. Retirement of Organization Stock. Forthwith upon the Effective Date, each of the 100 shares of the Common Stock of ETG Minnesota presently issued and outstanding for purposes of organization shall be retired.


         8. Conversion of Outstanding Stock. Forthwith upon the Effective Date, each of the issued and outstanding shares of Common Stock of ETG Iowa shall be converted into one (1) fully paid and nonassessable share of Common Stock of ETG Minnesota, and each certificate nominally representing shares of Common Stock of ETG Iowa shall be forthwith surrendered for cancellation and reissuance of share certificates in ETG Minnesota.


         9. Termination. This Plan of Merger may be terminated and abandoned by action of the Board of Directors of ETG Iowa at any time prior to the Effective Date, whether before or after approval by the shareholders of the two corporate parties hereto.


         10. Lawful Corporate Action. The undersigned warrant and represent that the execution of this Plan of Merger is the lawful corporate act of each Company.


         IN WITNESS WHEREOF, each of the parties hereto pursuant to authority duly granted by the Board of Directors has caused this Plan of Merger to be executed on the date and year first above written.



ETG INTERNATIONAL, INC.                       ETG INTERNATIONAL, INC.
(a Minnesota corporation)                     (an Iowa corporation)





By:___________________________                 By:___________________________
   Robert T. Reddall, President                   Robert T. Reddall, President





By:___________________________                 By:___________________________
   Thomas C. Saylor, Secretary                    Thomas C. Saylor, Secretary










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